Silo Pharma, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED COMMON SHARES: 100,000,000

NUMBER
CERT.9999

SHARES
* 9000000000 *

COMMON STOCK

SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS IF ANY

COMMON STOCK

CUSIP 82711P 10 2

THIS CERTIFIES THAT
* SPECIMEN *

IS THE REGISTERED OWNER OF
* NINE BILLION *

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.0001, OF **SILO PHARMA, INC.** TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSER AGENT AND REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

COMMON STOCK

SEAL:


SILO PHARMA, INC.
CORPORATE
SEAL
December 19, 2023
NEVADA

DATED: JANUARY 01, 2009
SIGNED AND AUTHORIZED

PRESIDENT

CHIEF FINANCIAL OFFICER

COUNTERSIGNED & REGISTERED:
WEST COAST STOCK TRANSFER, INC.

BY: ______________________
AUTHORIZED SIGNATURE

B 999999 AC:ACCT999 sc0590 999999ZZ9